EXHIBIT 10.13(b)


SEABOARD PROPERTY MANAGEMENT, INC.
Two Stamford Landing, Southfield Avenue, Stamford, CT 06902
(203) 357-1600  -  Fax: (203) 324-1024

September 21, 1995


Robert Ohmes
Marine Management Systems, Inc.
102 Hamilton Avenue
Stamford, Connecticut  06906


RE: LEASE AGREEMENT BETWEEN MARINE MANAGEMENT SYSTEMS, INC. AND SEABOARD STAMFORD INVESTORS ASSOCIATES LLC


Dear Bob:

      Reference is made to the above described Lease Agreement ("Agreement") dated September 21, 1995. In addition to the terms and conditions described therein, Tenant may for future work to be performed within the tenants demised area solicit bids from outside vendors to perform work. Such vendors must be approved by Landlord, which approval will not be unreasonably withheld. Landlord shall have the absolute option to perform such work provided that Landlord will perform such work at the same cost of Tenants vendor.

      All other terms and conditions of the Agreement remain in full force and effect. If the foregoing is acceptable to you, kindly sign both copies of this letter where indicated and return both to me. I will then forward back a fully executed original copy.

                              Very truly yours,

                              /s/ John J. DiMenna, Jr.
                              --------------------------
                              John J. DiMenna, Jr.

AGREED TO BY:
MARINE MANAGEMENT SYSTEMS, INC.


/s/ Robert D. Ohmes
--------------------------
ITS:  Executive Vice President

JJD/eg